EXHIBIT 99.1

Orion Q1 Revenue Declined to $10.8M on COVID-19 Related Customer Delays;

Resumption of New and Existing Large National Account Projects

Provides Improved Outlook; Investor Call Today at 10am ET

Manitowoc, WI – August 5, 2020 – Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), is a provider of LED lighting systems and turnkey project implementation including installation and commissioning of fixtures, controls and IoT systems, ongoing system maintenance and program management, helping customers to digitize their business and reduce their carbon footprint. Today Orion reported results for its FY 2021 first quarter (Q1’21) ended June 30, 2020. Orion will hold an investor call today at 10:00 a.m. ET (9:00 a.m. CT) to review its results and outlook (call details below).

Highlights

•

Q1’21 revenue decreased to $10.8M from $42.4M in Q1’20, reflecting temporary COVID-19 related project suspensions and delays in new project starts in the recent period, versus significant major account activity in the year ago period.

•	Turnkey installations for a major national account resumed this week and are expected to grow in scale over the balance of the year and continue into FY 2022.
•

Q1 gross profit percentage improved to 24.4% versus 24.3% in Q1’20 despite significantly lower revenue, due to a higher margin revenue mix and proactive cost mitigation efforts in response to COVID-19 related project suspensions.

•	Q1 operating expenses were $4.7M versus $6.1M in Q1’20, a reduction of 23.6% as Orion implemented a range of cost reductions to mitigate the impact of the pandemic.
•	Orion ended the quarter with a solid balance sheet, including cash of $10.8M, working capital of $16.9M, and no amounts outstanding on its revolving credit facility.
•	Orion now anticipates Q2’21 revenue of at least $25M and a sequential improvement in Q3’21, reflecting a ramp-up in project activity from new and existing customers.

Q1 Financial Highlights				Prior Three Quarters
$ in millions except per share figures	Q1’21	Q1’20	$ Change	Q4’20	Q3'20	Q2’20
Revenue	$10.8	$42.4	($31.6)	$25.9	$34.2	$48.3
Gross Profit	$2.6	$10.3	($7.7)	$5.8	$8.3	$12.8
Net (Loss) Income	($2.2)	$4.0	($6.2)	($0.5)	$2.3	$6.7
EPS	($0.07)	$0.13	($0.20)	($0.02)	$0.07	$0.22
EBITDA*	($1.7)	$4.6	($6.3)	$0.0	$2.8	$7.3
Cash & Equivalents	$10.8	$10.2	$0.6	$28.8	$13.8	$11.1
*EBITDA reconciliation table below.

CEO Commentary

Mike Altschaefl, Orion’s CEO and Board Chair, commented, "As expected, Q1’21 was very challenging as the COVID-19 pandemic temporarily halted work on most of our large customer projects, resulting in total revenue of $10.8M in the period. Despite a difficult environment, Orion improved its gross profit percentage in Q1’21 compared to the year-ago period and Q4’20. Further, the proactive steps we took in Q4’20 to reduce overhead and operating costs contributed to holding our Q1’21 net loss to just ($2.2M), or ($1.7M) on an EBITDA basis. Considering the speed and severity of COVID-19 related project delays, I am very proud of our team’s operating discipline during this period and the resulting strength of our financial position to support our business as markets are reopening.

“We did have a few revenue bright spots during Q1’21, including $3.6M of revenue for a new construction project for a global online retailer. We expect revenue of approximately $2M from this customer in Q2’21, with the possibility of additional business going forward.

“Orion’s focus on large national accounts continues to be the right strategy to drive our business long term, as demonstrated by our growing base of such customers. Businesses of this scale and sophistication are best positioned to appreciate the benefits of our turnkey design-build-install LED lighting and controls capabilities and to fund energy saving, productivity enhancing upgrades to their facilities. While the COVID-19 pandemic did suspend many large customer projects, most projects are now progressing toward relaunching over the next few quarters. We are now pivoting our business and resources to prepare for the anticipated rebound toward more normalized business activity levels, and we are feeling much more optimistic about the balance of this fiscal year than we were two months ago.”

FY 2021 Outlook

Given improving visibility on the timing and scale of new and existing major customer projects, Orion now believes it is on track to achieve Q2’21 revenue of at least $25M and a sequential revenue improvement in Q3’21. As a result, Orion now expects to return to profitability in both Q2’21 and Q3’21. This updated outlook reflects a range of recent customer dialogues and a faster than anticipated rebound in business. This outlook assumes no material negative change in COVID-19 related project impacts and is supported by the following factors:

•

Retrofit installations restarted this week on the turnkey design-build-install LED lighting system and controls retrofit project for a major national account that has recently been Orion’s largest customer. While Orion had previously expected installations to restart in Q4’21, it now expects to complete retrofits for approximately 225 of this customer’s remaining 600 stores during Q2’21 and Q3’21, with installations in the remaining 375 stores currently estimated to begin in Q4’21 and to be completed in FY 2022. Through March 31, 2020, Orion had completed approximately 880 locations and provided other products and services to this customer, resulting in total revenue of approximately $125M.

•

Orion has entered into initial product and installation services contracts with a new customer, a major global logistics company. Several initial facility projects are expected to commence in Q2’21. This new customer is anticipated to be a significant source of revenue over time; however, it will be implemented on a project-by-project basis, rather than larger-scale multi-site commitments, thereby limiting visibility on the timing of future contributions.

•

Orion also recently added a large specialty retailer as a customer and will provide turnkey LED lighting retrofit solutions for its nationwide chain of stores. The project is currently slated to commence in Q3’21 and is expected to provide additional opportunities in FY 2022.

•

Orion anticipates a slow but steady rebound in activity from its distribution and energy service company (ESCO) channels as more and more markets reopen and more businesses can proceed with retrofit and new construction projects.

•

Orion is beginning to see additional opportunities with long-standing public sector customers, including the military, the Veterans Administration and the U.S. Postal Service, with one project commencing in Q2’21.

•

Several of Orion’s new product launches that deliver superior quality and energy efficiency at very attractive pricing are being well received by customers and distributors and are expected to play an important role in driving sales in Orion’s three historical go to market channels.

Orion also continues to believe it is well positioned for FY 2022, with a business outlook that could return its financial results to the levels achieved in FY 2020. Orion delivered record revenue of $151M and net income of $12.5M, or $0.40 per diluted share, in FY 2020. Orion cautions investors that this outlook commentary involves uncertainty related to the COVID-19 pandemic and related business and economic impacts.

Financial Results

Orion’s Q1’21 revenue fell to $10.8M, as compared to $42.4M in Q1’20, as both product and service revenue were negatively impacted by project suspensions and delays related to the COVID-19 pandemic, compared to the year ago period, which included significant LED retrofit activity for a major national account project, which resumed in Q2’21. Q1’21 product revenue decreased to $9.7M from $32.3M in Q1’20 and service revenue decreased to $1.1M from $10.0M.

Gross profit percentage improved to 24.4% in Q1’21 compared to 24.3% in Q1’20 and 22.3% in Q4’20. Gross profit percentage was positively impacted by higher margins on certain products during the period, offset by the impact of fixed manufacturing costs on lower plant volumes.

Total operating expenses decreased 23.6% to $4.7M in Q1’21 compared to $6.1M in Q1’20, and $6.1M in Q4’20. The decrease primarily reflected proactive steps taken to reduce overhead and operating costs in line with lower revenue, which reductions were substantially implemented by the start of Q1’21.

Principally due to lower revenue in the period, Orion reported a Q1’21 net loss of ($2.2M), or ($0.07) per basic share, versus net income of $4.0M, or $0.13 per diluted share, in Q1’20. Orion had an EBITDA loss of ($1.7M) in Q1’21, compared to positive EBITDA of $4.6M in Q1’20.

Cash Flow & Balance Sheet

Orion used $7.7M of cash in operating activities in Q1’21 as compared to generating $2.0M from operating activities in Q1’20. The difference was due to the net loss in Q1’21 versus a net profit in Q1’20, as well as working capital investments to support an anticipated ramp in business volume for the remainder of FY 2021 versus the Q1’21 level. Orion also used $10.0M of cash to pay down its revolving credit facility, as both the business and lending environment have improved significantly since its March 31, 2020 year-end.

As of June 30, 2020, Orion had $10.8M in cash and cash equivalents, as compared to $10.2M at June 30, 2019, and net working capital was $16.9M as compared to $17.9M at the close of Q1’20. Orion had $6.5M of funds available to borrow on its revolving credit facility as of June 30, 2020.

Webcast/Call Detail

Date / Time:	Wednesday, August 5th at 10:00 a.m. ET (9:00 a.m. CT)
Call Dial-In:	(877) 754-5294 or (678) 894-3013 for international
Webcast/Replay:	https://edge.media-server.com/mmc/p/9wkzmcee
Audio Replay:	(855) 859-2056, ID#1018729 (available shortly after the call through 8/12/20)

About Orion Energy Systems

Orion enables business to digitize and reduce carbon footprint by providing innovative LED lighting systems and turnkey project implementation including installation and commissioning of fixtures, controls and IoT systems, ongoing system maintenance and program management. Orion systems utilize patented design elements to deliver industry-leading energy efficiency, enhanced optical and thermal performance and ease of installation, providing long-term financial, environmental, and work-space benefits to a diverse customer base, including nearly 40% of the Fortune 500.

Non-GAAP Measures

In addition to the GAAP results included in this presentation, Orion has also included the non-GAAP measures, EBITDA (earnings before interest, taxes, depreciation and amortization), EBITDA margin (EBITDA divided by total revenue), and Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, and stock-based compensation) as a measure of its quarterly performance. The Company has provided these non-GAAP measures to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses EBITDA, EBITDA margin, and Adjusted EBITDA to evaluate performance of the business and believes these measurements enable it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and Orion compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurement. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measures, and this reconciliation is located under the heading “Unaudited EBITDA and Adjusted EBITDA Reconciliation” following the Condensed Consolidated Statements of Cash Flows included in this press release.

COVID-19 Impacts

The COVID-19 pandemic has disrupted business, trade, commerce, financial and credit markets, in the U.S. and globally. Orion’s business has been materially adversely impacted by measures taken by government entities and others to control the spread of the virus. As part of the Company’s recent response to the impacts of the COVID-19, management has taken a number of cost reduction and cash conservation measures. While restrictions have begun to lessen in certain jurisdictions, stay-at-home, face mask, and lockdown orders remain in effect in others, with employees asked to work remotely if possible. Many customers and projects require Orion employees to travel to customers and project locations. Some customers and projects are in areas where travel restrictions have been imposed, certain customers have either closed or reduced on-site activities, and timelines for the completion of multiple projects have been delayed, suspended, or extended. As of the date of this release, it is not possible to predict the overall impact the COVID-19 pandemic will have on the Company's business, liquidity, capital resources or financial results.

Safe Harbor Statement

Certain matters discussed in this press release, including under the headings “Highlights,” “CEO Commentary”, "FY 2021 Outlook" are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to achieve our expected revenue and other financial objectives in FY 2021 and beyond, particularly as a result of the COVID-19 pandemic; (ii) our recent and expected continued reliance on revenue generated from the retrofit of a single or few national account projects; (iii) our ability to achieve profitability and positive cash flows; (iv) our levels of cash and our limited borrowing capacity under our revolving line of credit; (v) the availability of additional debt financing and/or equity capital; (vi) our lack of major sources of recurring revenue, our dependence on a limited number of key customers, and the potential consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (vii) our risk of potential loss related to single or focused exposure within the current customer base and product offerings; (viii) our ability to manage the ongoing decreases in the average selling prices of our products as a result of competitive pressures in the evolving light emitting diode ("LED") market; (ix) our ability to differentiate our products in a highly competitive market, expand our customer base and gain market share; (x) our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market; (xi) our ability to adapt to increasing convergence in the LED market; (xii) the reduction or elimination of investments in, or incentives to adopt, LED lighting technologies; (xiii) our increasing emphasis on selling more of our products through third party distributors and sales agents, including our ability to attract and retain effective third party distributors and sales agents to execute our sales model; (xiv) our ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (xv) the potential deterioration of market conditions, including our dependence on customers' capital budgets for sales of products and services, and adverse impacts on costs and the demand for our products as a result of the implementation of tariffs; (xvi) our increasing reliance on third parties for the manufacture and development of products and product components; (xvii) our ability to maintain safe and secure information technology systems; (xviii) our failure to comply with the covenants in our revolving credit agreement; (xix) our fluctuating quarterly results of operations as we continue to implement cost reductions, and continue to focus investing in our third party distribution sales channel; (xx) our ability to recruit, hire and retain talented individuals in all disciplines of our company; (xxi) our ability to balance customer demand and production capacity; (xxii) our ability to maintain an effective system of internal control over financial reporting; (xxiii) price fluctuations (including as a result of tariffs), shortages or interruptions of component supplies and raw materials used to manufacture our products; (xxiv) our ability to defend our patent portfolio; (xxv) a reduction in the price of electricity; (xxvi) the cost to comply with, and the effects of, any current and future industry and government regulations, laws and policies; (xxvii) the sale of our corporate office building which will likely result in a non-cash impairment charge; and (xxviii) potential warranty claims in excess of our reserve estimates and (xxviii) the other risks described in our filings with the SEC. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com/ in the Investor Relations section of our Website.

Twitter: @OrionLighting and @OrionLightingIR

StockTwits: @Orion_LED_IR

###

Investor Relations Contacts

Bill Hull, CFO	William Jones; David Collins
Orion Energy Systems, Inc.	Catalyst IR
(312) 660-3575	(212) 924-9800 or oesx@catalyst-ir.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	June 30, 2020	March 31, 2020
Assets
Cash and cash equivalents	$10,784	$28,751
Accounts receivable, net	5,704	10,427
Revenue earned but not billed	2,379	560
Inventories, net	17,070	14,507
Prepaid expenses and other current assets	570	723
Total current assets	36,507	54,968
Property and equipment, net	11,688	11,817
Other intangible assets, net	2,161	2,216
Long-term accounts receivable	—	760
Other long-term assets	3,008	2,802
Total assets	$53,364	$72,563
Liabilities and Shareholders’ Equity
Accounts payable	$13,660	$19,834
Accrued expenses and other	5,796	7,228
Deferred revenue, current	92	107
Current maturities of long-term debt	14	35
Total current liabilities	19,562	27,204
Revolving credit facility	—	10,013
Long-term debt, less current maturities	46	50
Deferred revenue, long-term	696	715
Other long-term liabilities	4,011	3,546
Total liabilities	24,315	41,528
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value: Shares authorized: 30,000,000 at June 30, 2020 and March 31, 2020; no shares issued and outstanding at June 30, 2020 and March 31, 2020	—	—
Common stock, no par value: Shares authorized: 200,000,000 at June 30, 2020 and March 31, 2020; shares issued: 40,092,349 at June 30, 2020 and 39,729,569 at March 31, 2020; shares outstanding: 30,624,889 at June 30, 2020 and 30,265,997 at March 31, 2020	—	—
Additional paid-in capital	156,752	156,503
Treasury stock, common shares: 9,467,460 at June 30, 2020 and 9,463,572 at March 31, 2020	(36,179)	(36,163)
Retained deficit	(91,524)	(89,305)
Total shareholders’ equity	29,049	31,035
Total liabilities and shareholders’ equity	$53,364	$72,563

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended June 30,
	2020	2019
Product revenue	$9,701	$32,339
Service revenue	1,110	10,039
Total revenue	10,811	42,378
Cost of product revenue	7,229	23,825
Cost of service revenue	947	8,270
Total cost of revenue	8,176	32,095
Gross profit	2,635	10,283
Operating expenses:
General and administrative	2,411	3,007
Sales and marketing	1,854	2,706
Research and development	415	411
Total operating expenses	4,680	6,124
(Loss) income from operations	(2,045)	4,159
Other income (expense):
Other income	9	12
Interest expense	(49)	(136)
Amortization of debt issue costs	(61)	(61)
Interest income	0	2
Total other expense	(101)	(183)
(Loss) income before income tax	(2,146)	3,976
Income tax expense	73	8
Net (loss) income	$(2,219)	$3,968
Basic net (loss) income per share attributable to common shareholders	$(0.07)	$0.13
Weighted-average common shares outstanding	30,352,217	29,723,472
Diluted net (loss) income per share	$(0.07)	$0.13
Weighted-average common shares and share equivalents outstanding	30,352,217	30,550,892

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended June 30,
	2020	2019
Operating activities
Net (loss) income	$(2,219)	$3,968
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	292	315
Amortization of intangible assets	78	94
Stock-based compensation	208	171
Amortization of debt issue costs	61	61
Provision for inventory reserves	27	80
Other	9	21
Changes in operating assets and liabilities:
Accounts receivable, current and long-term	5,483	(9,199)
Revenue earned but not billed	(1,819)	238
Inventories	(2,590)	(1,610)
Prepaid expenses and other assets	236	(5)
Accounts payable	(6,119)	7,106
Accrued expenses and other	(1,322)	777
Deferred revenue, current and long-term	(34)	(21)
Net cash (used in) provided by operating activities	(7,709)	1,996
Investing activities
Purchases of property and equipment	(221)	(200)
Additions to patents and licenses	(23)	—
Net cash used in investing activities	(244)	(200)
Financing activities
Payment of long-term debt	(25)	(21)
Proceeds from revolving credit facility	—	31,100
Payments of revolving credit facility	(10,013)	(31,329)
Payments to settle employee tax withholdings on stock-based compensation	(19)	(63)
Net proceeds from employee equity exercises	43	18
Net cash used in financing activities	(10,014)	(295)
Net (decrease) increase in cash and cash equivalents	(17,967)	1,501
Cash and cash equivalents at beginning of period	28,751	8,729
Cash and cash equivalents at end of period	$10,784	$10,230

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED EBITDA AND ADJUSTED EBITDA RECONCILIATION

(in thousands)

	Three Months Ended June 30,
	2019	2018
Net (loss) income	$(2,219)	$3,968
Interest	49	134
Taxes	73	8
Depreciation	292	315
Amortization of intangible assets	78	94
Amortization of debt issue costs	61	61
EBITDA	$(1,666)	$4,580
Stock-based compensation	208	171
Adjusted EBITDA	$(1,458)	$4,751